Loan Agreement

This Loan Agreement (the "Agreement") is made as of 21st June 2024, by and between FPM Development LLC, a Nevada limited liability company, and Evergreen Credit Facility I LLP a Nevada limited liability partnership, (collectively, the "Lender"), and Vermont Renewable Gas LLC, a Vermont corporation (the "Borrower"). Borrower and Lender shall collectively be known as the Parties (the "Parties"). In determining the rights and duties of the Parties under this Agreement, the entire document must be read as a whole.

RECITALS

WHEREAS, the Borrower desires to obtain a loan from the Lender for the construction of a waste-to-biogas generation facility, and the Lender is willing to provide such loan upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. LOAN AMOUNT AND DISBURSEMENT

1.1 Loan Amount. The Lender agrees to loan to the Borrower the principal amount of Twelve Million Dollars (USD 12,000,000.00) (the "Loan"), to be disbursed in tranches based on the milestones as shown in Annex I (the "Milestone Schedule").

1.2 Initial Disbursements. The first tranche of Five Million Dollars (USD 5,000,000.00) ("Tranche One") shall be made in two separate disbursements. The first disbursement of Tranche One shall be paid upon the Closing, as defined in Section 13 of this Agreement in the amount of One Million Five Hundred Thousand Dollars (USD 1,500,000.00). The second disbursement of Tranche One shall be disbursed no later than July 21, 2024 as shown in the Milestone Schedule. Additional tranche disbursements shall be made as shown in the Milestone Schedule.

2. TERM AND INTEREST RATE

2.1 Term. The term of the Loan shall be two (2) years from the date of the first disbursement of Tranche One and shall mature at the end of said 2 years.

2.2 Interest Rate. The Loan shall bear interest on the Loan outstanding at a rate equal to the 12-month Secured Overnight Financing Rate (SOFR) as published by the Federal Reserve Bank of New York plus 4.75% per annum.

3. FEES AND PENALTIES

3.1 Origination Fee. An origination fee equal to 2.0% of the total financing amount shall be payable within five (5) days of each drawdown distribution on a pro-rata basis unless Lender otherwise chooses to deduct such origination fee from the proceeds of said distribution.

3.2 Prepayment Penalty. There shall be no prepayment penalty.

4. REPAYMENT TERMS

4.1 Repayment. The Borrower may repay the Loan at any time during the term of the Loan. Upon repayment, the Lender's obligation to disburse additional drawdown proceeds shall be terminated.

4.2 Method of Loan Repayment. The Borrower shall make all payments called for under this Agreement by sending check, wire, or Automated Clearing House (ACH) payment to the Lender at the address indicated:

Bank Name: United Overseas Bank Limited Singapore

SWIFT Code: UOVBSGSG

Bank Address: 80 RAFFLES PLACE, UOB PLAZA

Postal Code: 048624

Country: Singapore

Intermediary bank: The Bank of New York Mellon

(Swift/BIC: IRVTUS3N) FED ABA No. 021000018

Account Name: AMEC BUSINESS ADVISORY PTE. LTD.

Account Number: 779-940-511-7

4.3 Change of Address. If the Lender gives written notice to the Borrower that a different address shall be used for making payments under this Agreement, Borrower shall use the new address so given by Lender.

5. COLLATERAL

5.1 As collateral for repayment of the Loan, the Parties agree that the Loan shall be secured by the following collateral (the "Collateral"):

A. A certain Purchase and Sale Agreement for an industrial park property executed between Borrower and the Northeastern Vermont Development Association (NVDA) on May

25, 2023 (the "P&S") and any subsequent property purchased by Borrower subject to the P&S.

B. A certain Power Purchase Agreement executed between Borrower and VEPP, Inc. on August 28, 2023.

C. A corporate guaranty to be provided by Clean Energy Technologies, Inc., a Nevada corporation (CETY) (the "CETY Corporate Guaranty"). CETY is a publicly traded corporation traded on the NASDAQ capital market under the stock ticker symbol CETY. The CETY Corporate Guaranty shall be provided in the form of a certificate issued by CETY.

5.2 Such Collateral shall be secured and pledged more fully in a separate Security Agreement to be executed simultaneously with the Agreement (the "Security Agreement").

6. SHARE CONVERSION RIGHT

6.1 The Lender shall forgive up to 30% of the entire Loan under this Agreement if Lender also converts up to 30% of its total loan disbursed amount into common stock in CETY. Such conversion shall be associated with a right to convert under a separate agreement with CETY. At the time of said conversion into shares in CETY, such conversion shall be effectuated at a 15% discounted value of the then-current share price. Under such separate agreement, CETY shall amend its corporate documents to add a provision for the Lender's conversion right.

7. INDEMNIFICATION

7.1 Each Party agrees to indemnify, defend, and hold harmless the other party from and against any cost (including reasonable outside attorneys' fees) to the extent arising out of a breach of this Agreement, and/or its negligence or willful misconduct.

7.2 Lender agrees to indemnify, defend, and hold Borrower harmless for the failure of any CETY or any third-party to perform, act, or otherwise deliver on any duties or obligations whether present in writing or implied that are associated with CETY or CETY's performance under this Agreement including but not limited to Section 5 and Section 6. Lender agrees to indemnify, defend, and hold Borrower harmless for any action or inaction committed by CETY in relation to these duties.

8. COVENANTS, REPRESENTATIONS, AND WARRANTIES

8.1 Positive Covenants. The Borrower shall comply with Vermont law, maintain business licenses, insurance, and reporting requirements as per the Vermont Limited Liability Act.

8.2 Negative Covenants. The Borrower shall be restricted from incurring additional indebtedness, creating liens, disposing of assets, and changing the nature of its business, in accordance with Vermont Limited Liability Company Act.

9. DISPUTE RESOLUTION

9.1 Any disputes arising out of this Agreement shall be resolved through arbitration in Nevada in accordance with the rules of the American Arbitration Association.

9.2 The Parties hereby irrevocably waives, to the fullest extent permitted under Applicable Law the right to a trial by jury in any legal proceeding arising out of or related to this Agreement or by the transactions contemplated hereby or thereby.

10. CONFIDENTIALITY

10.1 The parties agree to maintain the confidentiality of the terms and any sensitive information that were disclosed during negotiation of this Agreement.

11. CLOSING CONDITIONS

11.1 The execution of this definitive this Agreement and delivery of perfected security interests in collateral to the Lender by execution of the Security Agreement are conditions precedent to the Closing, such closing being defined in Section 13 of the Agreement.

12. GOVERNING LAW

12.1 This Agreement shall be interpreted, governed by, and construed in accordance with the laws of the State of Nevada.

13. CLOSING DATE

13.1 The Closing shall occur within five (5) days of execution of the Agreement and no later than June 21, 2024, unless otherwise mutually agreed.

14. PARTIES THAT ARE NOT INDIVIDUALS

14.1 If any Party to this agreement is other than an individual (i.e. a corporation, a Limited Liability Company, a Partnership, or a Trust), said Party, and the individual signing on behalf of said Party hereby represents and warrants that all steps and actions have been taken under the entity's governing instruments to authorize the entry into this Agreement.

15. INTEGRATION

15.1 This Agreement, including the annexes mentioned in the body of the Agreement as incorporated by reference, sets forth the entire agreement between the Parties with regard to the subject matter hereof. All prior agreements, representations, and warranties, express or implied, oral or written with respect to any of the subject matter hereof, are superseded by this agreement. This is an integrated agreement.

16. SEVERABILITY

16.1 In the event any provision of this Agreement is deemed to be void, invalid, or unenforceable, that provision shall be severed from the remainder of this Agreement so as not to cause the invalidity or unenforceability of the remainder of the Agreement. All remaining provisions of this Agreement shall then continue in full force and effect. If any provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope and breadth permitted by law.

17. MODIFICATION

17.1 Except as otherwise provided in this document, the Agreement may be modified, superseded, or voided only upon written and signed Agreement by the Parties. Further, the physical destruction or loss of this document shall not be construed as a modification or termination of the Agreement as contained herein.

18. DISBURSEMENTS

18.1 All disbursements by Lender to Borrower under this Agreement shall be made to Borrower via Wire transfer at the following bank.
JPMorgan Chase Bank N.A., doing business as Chase

17585-A Harvard Avenue

Irvine, CA 92614, US

T: 949-752-7831

Name of the Account: VERMONT RENEWABLE GAS LLC

1340 Reynolds Avenue #120

Irvine, CA 92614

Wire Routing # 021000021

Account #952733967

19. NOTICES

19.1 Any notice required or permitted by the Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or seventy-two (72) hours after being deposited in the U.S. mail, as certified or registered mail with postage prepaid in the case of the Borrower to 145 Pine Haven Shores Road #1000A Shelburne, VT 05482 and, in the case of the Lender, to 3101 West Exposition Boulevard, Los Angeles, California 90018, United States . The addresses for such notices and communications may be changed in writing

hereafter, in the same manner for notices as provided herein, by either the Lender or Borrower.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

For Lender:

/s/ **Tony Wong**

Tony Wong

Managing Member

FPM Development, LLC

Date: June 21, 2024

For Borrower:

/s/ **Kambiz Mahdi**

Kambiz Mahdi

Member

Vermont Renewable Gas, LLC

Date: June 21, 2024

Annex I

Payment Tranche	**Date**	**Amount**
Tranche 1 (Disbursement 1)	Upon Closing	$1,500,000.00
Tranche 1 (Disbursement 2)	July 20, 2024	$3,500,000.00
Tranche 2	August 1, 2024	$4,000,000.00
Tranche 3	October 15, 2024	$2,000,000.00
Tranche 4	January 31, 2025	$1,000,000.00